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Exhibit 21.1

VEECO INSTRUMENTS INC.
Annual Report on Form 10-K for the Year Ended December 31, 2001

Exhibit 21.1—Subsidiaries of the Registrant

Subsidiary	Jurisdiction of Organization
U.S. Subsidiaries
Applied Epi, Inc.	MN
CVC, Inc.	DE
CVC Products, Inc.	DE
Commonwealth Scientific Corporation	VA
Ion Tech, Inc.	CO
Monarch Labs, Inc.	CO
NeXray, LLC (formerly Veeco Industrial Measurement, LLC)	DE
Optimag, Inc.	CA
TM Microscopes Corp. (formerly ThermoMicroscopes Corp.)	CA
Tulakes Real Estate Investments, Inc.	CO
Veeco Metrology AFM Inc.	DE
Veeco Metrology, LLC	DE
Robin Hill Properties, Inc.	CA
Veeco Minneapolis Technology Center Inc.	DE
Wyko Corporation (also does business as Veeco Metrology Group)	AZ
Foreign Subsidiaries
Nihon Veeco K.K.	Japan
Veeco Asia Pte. Ltd.	Singapore
Veeco (Barbados) Ltd.	Barbados
Veeco Instruments GmbH	Germany
Veeco Instruments Limited	England
Veeco Instruments S.A.S. (formerly Veeco Instruments S.N.C.)	France
Veeco Korea Inc.	Korea
Veeco Taiwan Inc.	Taiwan

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VEECO INSTRUMENTS INC. Annual Report on Form 10-K for the Year Ended December 31, 2001
Exhibit 21.1—Subsidiaries of the Registrant